                                                                  EXHIBIT 99.1


                SIMMONS COMPANY ANNOUNCES SECOND QUARTER RESULTS

                     SECOND QUARTER NET SALES INCREASE 22% -
 ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION UP 29%
-------------------------------------------------------------------------------

ATLANTA, August 11, 2003 - Simmons Company, a leading manufacturer of premium branded bedding products, today announced its operating results for the second quarter of 2003, posting increased net income and record second quarter adjusted Earnings Before Income Taxes, Depreciation and Amortization (EBITDA), on record second quarter net sales.

For the second quarter of 2003, net sales were $199.3 million, as compared to $163.8 million in the same period one year ago. Wholesale bedding sales increased 19.6% to $184.0 million in the second quarter. Simmons' wholesale bedding unit shipments and wholesale bedding average unit selling price increased 11.5% and 6.9% respectively, in the second quarter of 2003 versus the prior year. Sales for Simmons' retail operations increased $6.6 million, or 38.9%, during the quarter versus the second quarter of 2002.

Simmons' Chairman and Chief Executive Officer, Charlie Eitel, said, "We are very pleased with our second quarter results, despite a soft U.S. economy in the second quarter. Consumers continue to respond favorably to our product offerings, as evidenced by our wholesale bedding shipments which increased 11.5%, and the sales growth in our California, Oregon and Washington retail operations which demonstrated a comparable store sales gain of 13.3%." For the second quarter, the International Sleep Products Association reported a decline in unit shipments of 1.3% for its leading U.S. manufacturer reporting sample.

For the first six months of 2003, net sales were $385.9 million, as compared to $350.6 million for the same period of 2002. In the first six months, wholesale bedding sales increased 9.0% to $356.1 million. Wholesale bedding unit shipments and wholesale average unit selling price increased 5.7% and 4.9%, respectively, in the first six months of 2003



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versus the prior year. For the first six months, sales for Simmons' retail operations increased $11.7 million, or 34.5%.

The Company had net income of $4.3 million in 2003's second quarter compared to $1.7 million in the same period one year ago. Adjusted EBITDA for the second quarter of 2003 increased by $6.4 million, or 28.8%, to $28.6 million from $22.2 million in the second quarter of 2002.

For the first half of 2003, net income was $12.6 million compared to $7.5 million in 2002, a 69.2% increase. Adjusted EBITDA for the first six months of 2003 was $56.8 million, a $9.4 million, or 19.8%, increase versus the same period in 2002.

Reported results for both years reflect the acquisition of SC Holdings, Inc., a leading mattress retailer operating stores in Oregon and Washington, on February 28, 2003. Because the Company and SC Holdings were controlled by affiliates of Fenway Partners, Inc. at the time of the acquisition, the Company is required to account for the acquisition as a transfer of assets within a group under common control. Under this accounting methodology, the Company and SC Holdings are treated as if they had been combined for accounting and financial reporting purposes for the periods in which both entities were controlled by Fenway. As a result, the Company's consolidated financial statements have been restated for all periods presented as if the Company and SC Holdings were under common control since March 1, 2000.

Mr. Eitel added, "During the second quarter we were able to expand our adjusted EBITDA as a percentage of net sales by 80 basis points. Our continued focus on cost control was once again a key to our success in expanding margins. Although we have incurred price increases in certain of our raw materials in 2003 which have had a negative impact on our gross margin, we have been able to more than offset these cost increases by controlling our selling, general, and administrative expenses, while at the same time increasing our sales."

Total debt levels decreased by $13.3 million during the second quarter to $255.2 million. The Company's leverage ratio (total debt divided by Adjusted EBITDA for the last twelve months) as of June 28, 2003 was 2.3.

Mr. Eitel concluded, "In a difficult environment for U.S. business, and in light of a second quarter unit decline for our industry and some competitors reporting sales declines, we are very pleased with our performance. Although bedding retail in certain parts of the country remains soft, we are encouraged by the start to our third quarter and by dealer reception to our recent new product introductions. Regardless of the economy for the balance of 2003, we believe that our diverse product line-up which addresses the need of consumers for a better night's sleep will allow us to continue to be successful even in challenging market conditions."

The Company will webcast its second quarter and first six months 2003 financial results via a conference call on Tuesday, August 12, 2003 beginning at 10:00 a.m. Eastern Daylight Time. It will be available at the Company's website www.simmons.com. The webcast will also be available for replay on the Company's website.

Atlanta-based Simmons Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(TM), Olympic(R) Queen, Deep Sleep(R) and sang(TM). The Company operates 18 plants across the United States and Puerto Rico. Simmons is committed to helping consumers attain a higher quality of sleep and supports its mission through a Better Sleep Through Science(R) philosophy, which includes developing superior mattresses and promoting a sound, smart sleep routine. For more information, consumers and customers can visit the Company's website at www.simmons.com.

FORWARD-LOOKING INFORMATION: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which are indicated by the use of words such as "expect", "believe", "intend", "project", "anticipate" or similar expressions, relate to future financial results including expected benefits from our Better Sleep Through Science(R) philosophy, and are thus prospective. Any forward-looking statements contained in this report represent management's current expectations, based on present information and current assumptions. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to, anticipated sales growth, success of new products, reduction of manufacturing costs, changes in consumer confidence or demand and other risks and factors identified from time to time in the company's reports filed with the Securities and Exchange Commission, including the Form 10-K for 2002, the Form 10-Q for the first quarter of 2003, and the Form 10-Q to be filed for the second quarter 2003. The Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.


                                 -table follows-

                        Simmons Company and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                 (in thousands)
                                   (Unaudited)


                                                               Quarter Ended                     Six Months Ended
                                                          June 28,         June 29,          June 28,        June 29,
                                                            2003             2002              2003            2002
                                                            ----             ----              ----            ----
                                                                         (Restated)**                      (Restated)**
Net sales                                                $ 199,299        $ 163,804         $ 385,914        $ 350,611
    Cost of products sold                                  104,738           85,088           202,971          181,969
                                                         ---------        ---------         ---------        ---------
Gross profit                                                94,561           78,716           182,943          168,642

Operating expenses:
     Selling, general and administrative expenses           71,515           60,940           137,439          130,084
     Non-cash variable stock compensation expense            9,591            6,358            10,421            9,485
     Amortization of intangibles                                98              366               170            1,118
     Other                                                      50             --                 822             --
                                                         ---------        ---------         ---------        ---------

                                                            81,254           67,664           148,852          140,687
                                                         ---------        ---------         ---------        ---------
Operating income                                            13,307           11,052            34,091           27,955

     Interest expense, net                                   5,702            7,001            11,993           14,260
     Other expense, net                                        716              642             1,592              936
                                                         ---------        ---------         ---------        ---------
         Income before income taxes and
            minority interest                                6,889            3,409            20,506           12,759

Income tax expense                                           2,573            1,731             7,882            5,367
                                                         ---------        ---------         ---------        ---------

         Income before minority interest                     4,316            1,678            12,624            7,392

Minority interest loss                                        --                (70)             --                (70)
                                                         ---------        ---------         ---------        ---------

         Net income                                      $   4,316        $   1,748            12,624            7,462
                                                         =========        =========         =========        =========

Adjusted EBITDA
     Net income                                          $   4,316        $   1,748         $  12,624        $   7,462
     Interest expense, net                                   5,702            7,001            11,993           14,260
     Amortization of intangibles                                98              366               170            1,118
     Depreciation and other amortization expense             5,542            4,394            11,210            8,788
     Income tax expense                                      2,573            1,731             7,882            5,367
     Minority interest in loss                                --                (70)             --                (70)
     Other expense, net                                        716              642             1,592              936
                                                         ---------        ---------         ---------        ---------

          EBITDA*                                           18,947           15,812            45,471           37,861

     Transaction fees                                           50             --                 822             --
     Non-cash variable stock compensation                    9,591            6,358            10,421            9,485
     Interest income                                            53               47               103               86
                                                         ---------        ---------         ---------        ---------

          Adjusted EBITDA*                               $  28,641        $  22,217         $  56,817        $  47,432
                                                         =========        =========         =========        =========

* Management believes that EBITDA, although a non-GAAP measure, is a widely accepted financial indicator of a company's ability to service or incur debt and a similar measure, Adjusted EBITDA, is utilized frequently by our debt securities analysts, investors and other interested parties in the evaluation of companies in our industry. Additionally, Adjusted EBITDA is used for purposes of the covenants contained in our Senior Credit Facility and by management in evaluating the Company's operating performance.

**   Restated for the acquisition of an entity under common control.



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                        Simmons Company and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)


                                                     June 28,          Dec. 28,
                                                       2003             2002*
                                                       ----             -----
                                                                      (Restated)
ASSETS
Current assets:
     Cash and cash equivalents                      $   1,625         $   7,108
     Accounts receivable, net                          84,227            67,192
     Inventories                                       21,049            25,243
     Deferred income taxes                              2,793             3,264
     Other current assets                              23,726            20,781
     Assets held for sale                              37,282            36,617
                                                    ---------         ---------
          Total current assets                        174,896           156,011
                                                    ---------         ---------

Property, plant and equipment, net                     32,729            37,673
Goodwill, net                                         165,519           165,519
Intangible assets, net                                  6,774             6,711
Deferred income taxes                                  21,011            24,505
Other assets                                           21,479            16,678
                                                    ---------         ---------
                                                    $ 422,408         $ 407,097
                                                    =========         =========

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
     Current maturities of long-term debt           $     436         $  19,039
     Accounts payable                                  36,607            38,711
     Accrued liabilities                               54,984            53,158
     Liabilities held for sale                         17,587            13,239
                                                    ---------         ---------
          Total current liabilities                   109,614           124,147

Long-term debt                                        254,736           249,401
Accrued stock compensation                             34,931            26,778
Other non-current liabilities                           9,659            14,582
                                                    ---------         ---------
          Total liabilities                           408,940           414,908
                                                    ---------         ---------

Commitments and contingencies
Redemption obligation - ESOP, net                      71,095            61,218

Common stockholder's deficit:
     Common stock                                           1                 1
     Additional paid-in capital                          --                 319
     Accumulated deficit                              (57,709)          (69,205)
     Accumulated other comprehensive loss                  81              (144)
                                                    ---------         ---------
          Total common stockholder's deficit          (57,627)          (69,029)
                                                    ---------         ---------
                                                    $ 422,408         $ 407,097
                                                    =========         =========

*Derived from the Company's 2002 audited Consolidated Financial Statements and restated for the acquisition of an entity under common control.